SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 16, 2003

                              COMMUNITY BANKS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

             Pennsylvania                                   23-2251762
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    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                                   No. 0-15786
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                            (Commission file number)


              750 East Park Drive, Harrisburg, Pennsylvania 17111
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               (Address of Principal Executive Offices) (Zip Code)


                                 (717) 920-1698
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              (Registrant's telephone number, including area code)

    ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE




     Community Banks, Inc. (Community) closed a $15.0 million private placement of floating-rate trust-preferred securities on December 16, 2003. The securities are exempt from registration under the Securities Act pursuant to the private offering exemption set forth in Section 4(2) of the Act and SEC Regulation D.

     The preferred securities mature in December 2033, and are callable by Community, subject to any required regulatory approval, at par after five years. Community will make cash distributions to the holder of the securities at an annual rate (which is recalculated quarterly) equal to the three month LIBOR plus 2.84%.

     SunTrust Capital Markets, Inc. served as placement agent for the trust preferred securities.

     The proceeds of the offering will be used to support Community's growth and for other corporate purposes.

     This disclosure contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2003

                                            Community Banks, Inc.



                                            By: /s/ Donald F. Holt
                                                -----------------------
                                                Donald F. Holt
                                                Chief Financial Officer